Exhibit 99.1

Media Contact:

Kevin Donovan

Chief Financial Officer

Bottomline Technologies

(603) 501-5240

kdonovan@bottomline.com

Bottomline Technologies Provides Preliminary Third Quarter 2006 Results

PORTSMOUTH, NH – April 19, 2006 - Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today updated financial guidance for the third quarter ended March 31, 2006.

Based on information available to date, the Company estimates that total revenues for the quarter are between $24.5 and $25.0 million. Third quarter non-GAAP earnings per share, which excludes acquisition-related charges and stock-based compensation, is anticipated to be between $0.04 to $0.07 per diluted share.

Bottomline’s lower than expected revenue figures for the third quarter were the result of a decrease in software license sales related to the company’s corporate payments product offerings in North America and the United Kingdom. During the quarter, Bottomline’s increased investment in the development of its enterprise payments platform, which is widely used by banks and financial services institutions, combined with lower than expected revenues contributed to lower than expected quarterly earnings.

“We have committed to a strategy of transitioning the majority of our business to a revenue model focused on subscription- and transaction-based product offerings, and that has impacted the quarter’s revenues. At the same time, we are making an increased investment in our banking platform,” said Joe Mullen, CEO of Bottomline Technologies. “We are confident that up-front investments in product and delays in revenue recognition from subscription offerings are the right steps for the business and will, in the long-term, drive higher revenues, profits and shareholder value.”

Use of non-GAAP Financial Measures

The non-GAAP financial measures presented in this release exclude acquisition-related charges and stock compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Third Quarter Fiscal 2006 Financial Results Conference Call

Bottomline will issue a press release summarizing its financial results for the third quarter of fiscal 2006 on Monday, May 1, 2006 at 4:00 p.m. EDT. An investor conference call will follow at 4:30 p.m. EDT.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding future growth or results. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10Q filed February 2006.